NYLIM FUNDS TRUST

AMENDMENT TO THE

AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment to the Amended and Restated Management Agreement is hereby made as of the 8th day of October, 2026, between the NYLIM Funds Trust, a Delaware statutory trust (the “Trust”), on behalf of its series as set forth on Schedule A (each, a “Fund,” and collectively, the “Funds”) and New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the Trust and the Manager are parties to the Amended and Restated Management Agreement, dated February 27, 2015, as amended (the “Agreement”); and

WHEREAS, the Trust and the Manager hereby wish to amend Schedule A of the Agreement to reflect: (i) the following changes to the Trust’s name and each Fund’s name; and (ii) a revised management fee for NYLIM Candriam International Core Equity Fund;

Effective as of August 28, 2026:

1. The name of the Trust changed as follows:

Former Trust Name	New Trust Name
New York Life Investments Funds Trust	NYLIM Funds Trust

2. The name of each Fund changed as follows:

Former Fund Name	New Fund Name
NYLI Balanced Fund	NYLIM Balanced Fund
NYLI Candriam Emerging Markets Equity Fund	NYLIM Candriam Emerging Markets Equity Fund
NYLI CBRE Global Infrastructure Fund	NYLIM CBRE Global Infrastructure Fund
NYLI CBRE Real Estate Fund	NYLIM CBRE Real Estate Fund
NYLI Conservative ETF Allocation Fund	NYLIM Conservative ETF Allocation Fund
NYLI Conservative Allocation Fund	NYLIM Conservative Allocation Fund
NYLI Epoch Capital Growth Fund	NYLIM Epoch Capital Growth Fund
NYLI Epoch Global Equity Yield Fund	NYLIM Epoch Global Equity Yield Fund
NYLI Epoch International Choice Fund	NYLIM Epoch International Choice Fund
NYLI Epoch U.S. Equity Yield Fund	NYLIM Epoch U.S. Equity Yield Fund
NYLI Equity Allocation Fund	NYLIM Equity Allocation Fund
NYLI Equity ETF Allocation Fund	NYLIM Equity ETF Allocation Fund
NYLI Fiera SMID Growth Fund	NYLIM Fiera SMID Growth Fund
NYLI Floating Rate Fund	NYLIM Floating Rate Fund
NYLI Growth Allocation Fund	NYLIM Growth Allocation Fund
NYLI Growth ETF Allocation Fund	NYLIM Growth ETF Allocation Fund
NYLI MacKay Arizona Muni Fund	NYLIM MacKay Arizona Muni Fund
NYLI MacKay California Muni Fund	NYLIM MacKay California Muni Fund
NYLI MacKay Colorado Muni Fund	NYLIM MacKay Colorado Muni Fund
NYLI MacKay High Yield Muni Bond Fund	NYLIM MacKay High Yield Muni Bond Fund
NYLI MacKay New York Muni Fund	NYLIM MacKay New York Muni Fund
NYLI MacKay Oregon Muni Fund	NYLIM MacKay Oregon Muni Fund
NYLI MacKay Short Duration High Income Fund	NYLIM MacKay Short Duration High Income Fund
NYLI MacKay Short Term Muni Fund	NYLIM MacKay Short Term Muni Fund
NYLI MacKay Strategic Muni Allocation Fund	NYLIM MacKay Strategic Muni Allocation Fund
NYLI MacKay Total Return Bond Fund	NYLIM MacKay Total Return Bond Fund
NYLI MacKay Utah Muni Fund	NYLIM MacKay Utah Muni Fund

Former Fund Name	New Fund Name
NYLI Moderate Allocation Fund	NYLIM Moderate Allocation Fund
NYLI Moderate ETF Allocation Fund	NYLIM Moderate ETF Allocation Fund
NYLI PineStone Global Equity Fund	NYLIM PineStone Global Equity Fund
NYLI PineStone International Equity Fund	NYLIM PineStone International Equity Fund
NYLI PineStone U.S. Equity Fund	NYLIM PineStone U.S. Equity Fund
NYLI S&P 500 Index Fund	NYLIM S&P 500 Index Fund
NYLI Short Term Bond Fund	NYLIM Short Term Bond Fund
NYLI WMC Growth Fund	NYLIM WMC Growth Fund
NYLI WMC International Research Equity Fund	NYLIM WMC International Research Equity Fund
NYLI WMC Small Companies Fund	NYLIM WMC Small Companies Fund

Effective October 8, 2026

1. The name of NYLIM Epoch International Choice Fund changed to NYLIM Candriam International Core Equity Fund;

NOW, THEREFORE, the parties agree as follows:

(i) Effective August 28, 2026, the name of the Trust and the name of each Fund have been changed as set forth above;

(ii) Effective October 8, 2026, the name of NYLIM Epoch International Choice Fund has been changed to NYLIM Candriam International Core Equity Fund; and

(iii) Effective October 8, 2026, Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

[The remainder of this page has been left blank intentionally.]

 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and attested as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest: /s/Brian J. McGrady    By: /s/ Kirk C. Lehneis

Name: Brian J. McGrady     Name: Kirk C. Lehneis

Title: Director and Associate General Counsel   Title: Senior Managing Director

NYLIM FUNDS TRUST

Attest: /s/Brian J. McGrady    By: /s/ Kirk C. Lehneis

Name: Brian J. McGrady     Name: Kirk C. Lehneis

Title: Director and Associate General Counsel   Title: Senior Managing Director

SCHEDULE A

(As of October 8, 2026)

For all services rendered by the Manager hereunder, each Fund of the Trust shall pay the Manager and the Manager agrees to accept as full compensation for all services rendered hereunder, an annual fee equal to the following:

FUND	ANNUAL AS A PERCENTAGE OF DAILY ASSETS
NYLIM Balanced Fund	0.65% on assets up to $1 billion; 0.625% on assets from $1 billion to $2 billion; and 0.60% on assets over $2 billion
NYLIM Candriam Emerging Markets Equity Fund	1.00% on assets up to $1 billion; and 0.975% on assets over $1 billion
NYLIM Candriam International Core Equity Fund	0.70% on assets up to $5 billion; 0.675% on assets from $5 billion to $7.5 billion; and 0.65% on assets over $7.5 billion
NYLIM CBRE Global Infrastructure Fund	0.85% on assets up to $3 billion; and 0.84% on assets over $3 billion
NYLIM CBRE Real Estate Fund	0.75% on all assets
NYLIM Conservative Allocation Fund	0.00%*
NYLIM Conservative ETF Allocation Fund	0.20% on all assets
NYLIM Cushing® MLP Premier Fund	1.10% on assets up to $3 billion; and 1.05% on assets over $3 billion
NYLIM Epoch Capital Growth Fund	0.75% on all assets
NYLIM Epoch Global Equity Yield Fund	0.70% on all assets
NYLIM Epoch U.S. Equity Yield Fund	0.70% on assets up to $500 million; 0.68% on assets from $500 million to $1 billion; 0.66% on assets from $1 billion to $2 billion; and 0.65% on assets over $2 billion
NYLIM Equity Allocation Fund	0.00%*
NYLIM Equity ETF Allocation Fund	0.20% on all assets
NYLIM Fiera SMID Growth Fund	0.75% on all assets
NYLIM Floating Rate Fund	0.60% on assets up to $1 billion; 0.575% on assets from $1 billion to $3 billion; and 0.565% on assets over $3 billion
NYLIM Growth Allocation Fund	0.00%*
NYLIM Growth ETF Allocation Fund	0.20% on all assets
NYLIM MacKay Arizona Muni Fund	0.45% on all assets
NYLIM MacKay California Muni Fund	0.45% on assets up to $1 billion 0.43% on assets from $1 billion to $3 billion; and 0.42% on assets over $3 billion
NYLIM MacKay Colorado Muni Fund	0.45% on all assets

FUND	ANNUAL AS A PERCENTAGE OF DAILY ASSETS
NYLIM MacKay High Yield Muni Bond Fund

0.55% on assets up to $1 billion;

0.54% on assets from $1 billion to $3 billion;
0.53% on assets from $3 billion to $5 billion;
0.52% on assets from $5 billion to $7 billion;

0.51% on assets from $7 billion to $9 billion;
0.50% on assets from $9 billion to $11 billion;
0.49% on assets from $11 billion to $13 billion; and
0.48% over $13 billion

NYLIM MacKay New York Muni Fund	0.45% on assets up to $1 billion 0.43% on assets from $1 billion to $3 billion; and 0.42% on assets over $3 billion
NYLIM MacKay Oregon Muni Fund	0.45% on all assets
NYLIM MacKay Short Duration High Income Fund	0.65% on assets up to $3 billion; and 0.64% on assets over $3 billion
NYLIM MacKay Short Term Muni Fund	0.35% on assets up to $1 billion 0.33% on assets from $1 billion to $5 billion; and 0.32% on assets over $5 billion
NYLIM MacKay Strategic Muni Allocation Fund	0.40% on all assets
NYLIM MacKay Total Return Bond Fund	0.35% on all assets
NYLIM MacKay Utah Muni Fund	0.45% on all assets
NYLIM Moderate Allocation Fund	0.00%*
NYLIM Moderate ETF Allocation Fund	0.20% on all assets
NYLIM PineStone Global Equity Fund	0.80% on all assets
NYLIM PineStone International Equity Fund	0.80% on all assets
NYLIM PineStone U.S. Equity Fund	0.55% on all assets
NYLIM Short Term Bond Fund	0.25% on assets up to $1 billion; and 0.20% on assets over $1 billion
NYLIM S&P 500 Index Fund	0.16% on assets up to $2.5 billion; and 0.15% on assets over $2.5 billion
NYLIM WMC Growth Fund	0.70% on assets up to $500 million; 0.65% on assets from $500 million to $1 billion; 0.625% on assets from $1 billion to $2 billion; and 0.60% on assets over $2 billion
NYLIM WMC International Research Equity Fund	0.75% on all assets
NYLIM WMC Small Companies Fund	0.80% on assets up to $1 billion; 0.775% on assets from $1 billion to $2 billion; and 0.75% on assets over $2 billion

* The Manager will receive no fee from the Fund, although the parties acknowledge that the Manager or its affiliates shall receive compensation from other registered investment companies, including other series of the Trust, in connection with assets of the Fund that are invested in such investment companies.